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                                                                      Exhibit 23


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-306-04) pertaining to the Non-Statutory Stock Option Plan for Directors and the Stock Incentive Plan of the Franklin Holding Corporation of our report dated February 1, 2002 (except for Note 13 as to which the date is April 3, 2002), with respect to the financial statements and financial highlights of Franklin Capital Corporation (formerly The Franklin Holding Corporation) included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                        Ernst & Young LLP


New York, New York
April 9, 2002